Exhibit 10.1

TETRA Technologies, Inc.

Incentive Stock Option Agreement

This Agreement (the “Agreement”) is effective as of December 28, 2004 (the “Grant Date”), among TETRA Technologies, Inc., a Delaware corporation (the “Company”) and _______________________ (“Optionee”).

To carry out the purposes of the TETRA Technologies, Inc. 1990 Stock Option Plan (the “Plan”) by affording the Optionee the opportunity to purchase shares of common stock, par value $0.01 per share, of the Company (“Stock”), and in consideration of the mutual agreements set forth herein and in the Plan, the Company and the Optionee hereby agree as follows:

1. Grant of Option. The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of _________ shares of stock, on the terms and conditions set forth herein and in the Plan, a copy of which is attached hereto as Exhibit A and is incorporated herein by reference. It is intended that the Option qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Option, if not previously exercised, shall expire and not be exercisable after seven (7) years, unless earlier terminated as provided below.

2. Purchase Price. The purchase price of Stock purchased upon exercise of the Option shall be $27.62 per share, which has been determined to be no less than the Market Value Per Share of the Stock at the date of grant of the Option.

3. Exercise of Option. Subject to earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised, by written notice to the Company at its principal executive office and addressed to the attention of the Secretary of the Company, at any time and from time to time on and after the Grant Date, such exercise to be effective at the time of receipt of such written notice at the Company’s principal executive office during normal business hours, but any exercise of the Option must be for a minimum of 100 shares of Stock (or, if less, for all remaining shares subject to the Option) and the Option shall be 100% exercisable on the Grant Date.

If, upon the exercise of the Option, Optionee purchases less than the full percentage of Stock that may be purchased at the time of such exercise, Optionee’s right to purchase the Stock not so purchased shall continue until the expiration date or earlier termination of the Option. Optionee (or the person permitted to exercise the Option in the event of Optionee’s death) shall be and have all of the rights and privileges of a shareholder of record of the Company with respect to shares acquired upon exercise of the Option, effective upon such exercise.

4. Payment of Exercise Price. The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise (i) in cash or by check payable and acceptable to the Company, (ii) subject to the approval of the Committee (as defined in the Plan), by tendering to the Company shares of Stock owned by Optionee having an aggregate Market Value Per Share (as defined in the Plan) as of the date of exercise and tender that is not greater than the full purchase price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the purchase price as provided in (i) above, or (iii) subject to the approval of the Committee, at Optionee’s written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of Optionee, provided that Optionee has irrevocably instructed such broker to remit directly to the Company on Optionee’s behalf the full amount of the purchase price from the proceeds of such sale. In the event that Optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise. Payment instruments will be received subject to collection.

5. Non-Transferability. The Option may not be transferred by Optionee otherwise than by will or the laws of decent and distribution.

6. Termination of Employment. In the event of termination of an Optionee’s employment due to death, retirement on or after reaching age 65 (or if prior to age 65, with the consent of the Committee) or permanent disability (such three events being a “Qualified Termination”), the Option may be exercised by Optionee (or his estate, personal representative or beneficiary) at any time within the twelve-month period following such Qualified Termination to the full extent that Optionee was entitled to exercise the same on the day immediately prior to such termination.

If Optionee’s employment is terminated for any reason other than a Qualified Termination, the Option may be exercised at any time within the three-month period following such termination to the full extent that Optionee was entitled to exercise the same on the day immediately prior to such termination.

Notwithstanding any other provision contained in this Section 6 or elsewhere herein, the Option shall not be exercisable after the tenth anniversary of the grant date.

7. Withholding of Tax. To the extent that the exercise of the Option is a taxable event with respect to which the Company has a duty to withhold for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise (or such other time as the law permits if Optionee is subject to Section 16(b) and the exercise is not an immediately taxable event) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such resulting compensation income or otherwise refuse to issue or transfer any shares otherwise required to be issued pursuant to the terms hereof.

8. Employment Relationship. For purposes of the Agreement, Optionee shall be considered to be in the employment of the Company as long as Optionee remains an employee of either the Company, a parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new agreement for this Agreement. Any question as to whether and when there has been a termination of such employment, for the purposes of this Agreement, and the cause of such termination, for the purposes of this Agreement, shall be determined by the Committee, and its determination shall be final. Nothing herein shall give Optionee any right to continued employment or affect in any manner the right of the Company or any subsidiary or parent corporation to terminate the employment of Optionee.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee. This Agreement and all actions taken hereunder shall be governed by and constructed in accordance with the laws of the State of Delaware, except for the choice of law principles thereof. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. The Committee shall have authority to construe the terms of the Agreement, and the Committee’s determinations shall be final and binding on Optionee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Optionee has executed this Agreement as of the day and year first above written.

TETRA Technologies, Inc.

By: _______________________

Geoffrey M. Hertel

President & Chief Executive Officer

Optionee

_______________________

_______________________, Employee